Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion of our report dated February 27, 2004, with respect to the consolidated financial statements of Nomos Corporation in form 8-K/A of North American Scientific, Inc. filed with Securities and Exchange Commission on July 19, 2004.

/s/ Ernst & Young LLP
Pittsburgh, Pennsylvania
February 27, 2004